UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 20, 2010 (May 19, 2010)

Behringer Harvard Multifamily REIT I, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-53195	20-5383745
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas

75001

(Address of principal executive offices)

(Zip Code)

(866) 655-3600

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

Fitzhugh

On May 19, 2010, Behringer Harvard Multifamily OP I LP, the operating partnership of Behringer Harvard Multifamily REIT I, Inc. (which may be referred to herein as the “Registrant,” “we,” “our” or “us”), entered into an agreement to purchase a multifamily community known as Fitzhugh, located in Dallas, Texas (“Fitzhugh”), from an unaffiliated seller, Fitzhugh Apartments Limited Partnership, a Delaware limited partnership.  Fitzhugh is a 452-unit multifamily community with amenities including, but not limited to, a fitness center, a media room and game room and three pools.  The contract purchase price for Fitzhugh is $49.75 million, excluding closing costs.  Upon satisfaction of certain conditions, but prior to closing, we will be obligated to provide $2.0 million in earnest money.  If the purchase is consummated, we expect that the purchase price will be funded from proceeds from our initial public offering.

Tupelo Alley

On May 19, 2010, our operating partnership entered into an agreement to purchase a multifamily community known as Tupelo Alley, located in Portland, Oregon (“Tupelo”), from an unaffiliated seller, Mississippi Ave Apartments LLC, a Delaware limited liability company.  Tupelo is a 188-unit multifamily community with 10,006 square feet of retail space and has amenities including, but not limited to, a fitness center and cyber concierge.  The contract purchase price for Tupelo is $38.75 million, excluding closing costs.  Upon satisfaction of certain conditions, but prior to closing, we will be obligated to provide $1.85 million in earnest money.   If the purchase is consummated, we expect that the purchase price will be funded from proceeds from our initial public offering.

The sellers of Fitzhugh and Tupelo are affiliated and have conditioned the consummation of our purchase of each community upon the simultaneous closing of the other.  In addition, the consummation of the purchases of these multifamily communities is subject to other substantial conditions.  The consummation of these acquisitions generally will depend upon:

•                        the satisfaction of the conditions to the acquisition contained in the relevant contracts;

•                        no material adverse change occurring relating to the property; and

•                        our receipt of satisfactory due diligence information, including but not limited to, environmental and property condition reports, and lease information.

Other assets may be identified in the future that we may acquire before or instead of the investments described above.  At the time of this filing, we cannot make any assurances that the closings of these investments are probable.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BEHRINGER HARVARD MULTIFAMILY REIT I, INC.

Dated: May 20, 2010	By:	/s/ Gerald J. Reihsen, III
Gerald J. Reihsen, III
Executive Vice President — Corporate Development & Legal